Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Petróleo Brasileiro S.A.—Petrobras
(Exact name of obligor as specified in its charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Avenida República do Chile, 65	Not Applicable
20031-912 – Rio de Janeiro – RJ, Brazil	(Zip code)
(Address of principal executive offices)
Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W.

Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T 1 filed with Registration Statement No. 33 6215, Exhibits 1a and 1b to Form T 1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T 1 filed with Registration Statement No. 33 29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).
4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T 1 filed with Registration Statement No. 333 154173).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).
7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of December, 2009.

THE BANK OF NEW YORK MELLON
By:	/s/ John T. Needham Jr.
	Name:	John T. Needham Jr.
	Title:	Vice-President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,925,000
Interest-bearing balances	59,305,000
Securities:
Held-to-maturity securities	6,294,000
Available-for-sale securities	44,934,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	301,000
Securities purchased under agreements to resell	600,000
Loans and lease financing receivables:
Loans and leases held for sale	36,000
Loans and leases, net of unearned income	26,212,000
LESS: Allowance for loan and lease losses	427,000
Loans and leases, net of unearned income and allowance	25,785,000
Trading assets	6,518,000
Premises and fixed assets (including capitalized leases)	1,128,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	891,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,996,000
Other intangible assets	1,504,000
Other assets	11,317,000

Total assets	166,539,000

Dollar Amounts
In Thousands
LIABILITIES
Deposits:
In domestic offices	54,902,000
Noninterest-bearing	27,872,000
Interest-bearing	27,030,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	78,452,000
Noninterest-bearing	2,582,000
Interest-bearing	75,870,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,727,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	6,897,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	2,181,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	5,522,000

Total liabilities	153,182,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,462,000
Retained earnings	5,109,000
Accumulated other comprehensive income	-1,710,000
Other equity capital components	0
Total bank equity capital	12,996,000
Noncontrolling (minority) interests in consolidated subsidiaries	361,000
Total equity capital	13,357,000

Total liabilities and equity capital	166,539,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Robert P. Kelly	Directors
Catherine A. Rein